                                  EXHIBIT 11.1


                       PACKAGED ICE, INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNING PER COMMON SHARE
                          AND COMMON EQUIVALENTS SHARE



                                                                                       THREE MONTHS
                                                                                      ENDED MARCH 31,
                                                                                   1998              1997
                                                                               ------------      ------------
Net loss                                                                       $(24,178,017)     $   (592,179)
Add interest expense on convertible demand notes                                        505                --
Less dividends on preferred stock:
     Series C                                                                      (616,439)               --
                                                                               ------------      ------------
Loss applicable to common stock                                                $(24,794,456)     $   (591,674)
                                                                               ============      ============

Weighted average common shares outstanding                                        4,395,175         2,827,571


Incremental shares attributable to conversion of demand notes                            --             5,814

 Incremental shares attributable to outstanding stock options and warrants        1,290,042           272,822

                                                                               ------------      ------------
As adjusted for fully diluted calculation                                         5,685,217         3,103,207
                                                                               ============      ============
Loss per common and common equivalent share:
     Primary                                                                   $      (5.64)     $      (0.21)
     Fully-Diluted (1)                                                         $      (4.25)     $      (0.19)




(1) This calculation is presented in accordance with Regulation S-K; although it is contrary to paragraphs 13 and 27 of the Statement of Financial Accounting Standards 128 "Earnings Per Share."